EXHIBIT 10.36

                              SEACOR HOLDINGS INC.
                        RESTRICTED STOCK GRANT AGREEMENT

      RESTRICTED STOCK GRANT AGREEMENT (the "Agreement"), dated this January 27, 1997, between SEACOR Holdings, Inc., a Delaware corporation (the "Company"), and Charles Fabrikant, residing at 40 East 78 St., Apt. 4H, New York, NY, 10021 (the "Grantee").

                              W I T N E S S E T H :

      WHEREAS, Grantee is an officer or key employee of the Company; and

      WHEREAS, the Company desires to issue and grant to the Grantee, and the Grantee desires to accept, shares of the Company's Common Stock, $0.01 par value ("Common Shares"), upon the terms and subject to the conditions herein set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of Restricted Stock. In recognition of the Grantee's commitment to the continued growth and financial success of the Company, the Company hereby grants to the Grantee 1600 (restricted) Common Shares (the "Restricted Stock"). Such Grantee shall have the same rights of any other holder of shares of common stock of the Company, including the right to receive dividends and to vote the shares. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall deliver to the Grantee a stock certificate (or certificates) representing the shares of the Restricted Stock, which certificate(s) shall (a) be registered on the Company's stock transfer books in the name of the Grantee and (b) bear (in addition to any other legends required by applicable law) the following legend (or a legend substantially similar thereto):

            "This certificate and the shares represented hereby are subject to, and shall be transferable only in accordance with, the provisions of a certain Restricted Stock Grant Agreement dated January 27, 1997 between Charles Fabrikant and SEACOR Holdings, Inc."

2. Removal of Restricted Stock Legend. Promptly after shares of the Restricted Stock issued to the Grantee hereunder have become vested, the Company shall cause the transfer agent for the Common Shares to issue separate Certificates representing a) the Common Shares which are free of restrictions and without the legend referred to above and b) the remaining unvested Common Shares bearing the legend referred to above.


3.    Vesting.

      (a) Beneficial ownership of the restricted stock shall vest in the Grantee in approximately three equal and consecutive installments as follows:

            Date              Number of Shares
            ----              ----------------
            January 31, 1998  534
            January 31, 1999  533
            January 31, 2000  533

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      Notwithstanding the foregoing, 100% beneficial ownership of the aforementioned shares of Restricted Stock shall vest immediately, without any action on the part of the Company (or its successor as applicable) or the Grantee, if any of the following events occur:

            (i)   the death of the Grantee;
            (ii)  the "Disability" (as hereinafter defined) of the Grantee;
            (iii) the  termination  of  the  Grantee's   employment  with  the
                  Company or any of its subsidiaries without "Cause" (as hereinafter defined); and
            (iv) the occurrence of a "Change-in-Control" of the Company (as hereinafter defined).

      (b) For all purposes of this Agreement, the following terms shall have the following respective meanings:

            (i) "Disability" shall mean the Grantee's inability to perform substantially all of his duties and responsibilities to the Company and/or any of its subsidiaries by reason of a physical or mental disability or infirmity (A) for a continuous period of six (6) months or (B) at such earlier time as the Grantee submits medical evidence satisfactory to the Company that the Grantee has a physical or mental disability or infirmity that will likely prevent the
                  Grantee from substantially performing his duties and responsibilities for six (6) months or longer;

            (ii) "Cause" shall mean (A) the Grantee shall have willfully failed to perform any of his material obligations or duties required to be performed by him pursuant to the terms of his employment as an officer or key employee of the Company.; or (B) the Grantee shall have committed an act of fraud, theft or dishonesty which is reasonably likely to result in financial harm to the Company and/or any of its subsidiaries; or (C) the Grantee shall be convicted of (or plead nolo contendere to) any felony or misdemeanor involving moral turpitude, which misdemeanor might, in the reasonable judgment of a majority of the Board of Directors of the Company, cause embarrassment to the Company; provided, however, that the Grantee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by a majority of the Board of Directors of the Company at a meeting of such Board of Directors duly called and held for the purpose of determining whether, in the good faith judgment of a majority of the Board of Directors of the Company, the Company has "cause" to terminate the Grantee's employment pursuant to these provisions; and

            (iii) "Change-in-Control" of the Company shall be deemed to have occurred if (A) a change in control of the direction and administration of the Company's businesses of a nature that would be required to be reported in response to Item 6(e) of
                  Schedule 14A of Regulation 14A (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (B) any "person", (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act (but excluding any employee benefit plan of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote generally for the election of directors; (C) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors (the "Board") cease for any reason to constitute at least a majority thereof; (D) the Board shall approve a sale of all or substantially all of the assets of the Company and its subsidiaries (taken


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                  as a whole); or (E) the Board shall approve any merger,
                  consolidation, or like business combination transaction or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clauses
                  (A) through (D) above.

4. Non-Transferability of Restricted Stock. Except as expressly provided in
Section 3 hereof, prior to the applicable Vesting Dates, none of the then unvested shares of the Restricted Stock (nor any interest therein) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of any unvested shares of the Restricted Stock contrary to the provisions hereof shall be null and void and without effect.

5.    Forfeiture.

      (a) Upon the Grantee's voluntary termination of his employment with the Company or any of its subsidiaries, or upon the termination of the Grantee's employment with the Company or any of its subsidiaries for Cause, which event occurs, in either case, on a date prior to the Vesting Dates, beneficial ownership of the remaining unvested shares of the Restricted Stock shall not vest in the Grantee and all such unvested shares of the Restricted Stock shall be deemed to have been forfeited by the Grantee to the Company (a "Forfeiture") without any consideration therefor. A termination of employment shall not be deemed to occur by reason of the transfer of an employee from employment by the Company to employment by a subsidiary thereof (or a transfer of employment from one subsidiary of the Company to another subsidiary of the Company), or the relocation of the Grantee's employment with the Company (or a subsidiary of the Company) to a location which is more than 50 miles from the Grantee's current residence.

      (b) Upon the occurrence of a Forfeiture, the Grantee shall, within ten
(10) business days thereafter, transfer and deliver to the Company all stock certificates representing all shares of the Restricted Stock, together with stock powers duly executed in blank by the Grantee. From and after the occurrence of such Forfeiture, the Grantee shall have no rights to or interests in any shares of the forfeited Restricted Stock or under this Agreement (other than the obligation to transfer and deliver all stock certificates representing all shares of the Restricted Stock pursuant to this Section 5(b)).

6. Representations and Warranties of Grantee. The Grantee hereby represents and warrants to the Company as follows:

      (a) The Grantee has the legal right and capacity to enter into this Agreement and he fully understands the terms and conditions of this Agreement.

      (b) The Grantee is acquiring the Restricted Stock for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act.

      (c) The Grantee understands that none of the shares of the Restricted Stock has been registered under the Securities Act and agrees that none of the shares of the Restricted Stock may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws; and he understands that the Company has no obligation to cause or to refrain from causing any of the shares of the Restricted Stock or any other shares of its capital stock to be registered under the Securities Act or to comply with any exemption under the Securities Act which would permit the shares of the Restricted Stock to be sold or otherwise transferred by the Grantee.

7. Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States Post Office as certified mail, postage prepaid, addressed,

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as appropriate, if to the Grantee, at his address set forth above or such other address as he may designate in writing to the Company, and, if to the Company, at 11200 Westheimer, Suite 850, Houston, Texas 77042 or such other address as the Company may designate in writing to the Grantee.

8. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9. Amendment: Termination. This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

11. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

12. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect to such subject matter.

13. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

      IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement on the date and year first above written.

                                                SEACOR HOLDINGS, INC.


                                                By: /s/ Randall Blank
                                                   ---------------------
                                                Name: Randall Blank
                                                Title: Executive Vice President


                                                GRANTEE

                                                /s/ Charles Fabrikant
                                                -----------------------------
                                                Charles Fabrikant